UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2013 (April 1, 2013)

PMFG, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34156	51-0661574
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14651 North Dallas Parkway, Suite 500, Dallas, Texas	75254
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 357-6181

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.03	Material Modification to Rights of Security Holders.

On April 1, 2013, the Board of Directors of PMFG, Inc. (the “Company”) entered into Amendment No. 1, dated as of April 1, 2013 (the “Amendment”), to the Rights Agreement, dated as of August 15, 2008 (the “Rights Agreement”), by and between PMFG, Inc. and Computershare Shareowner Services, LLC, (formerly known as Mellon Investor Services LLC), as Rights Agent. The Amendment provides that the rights issued pursuant to the Rights Agreement will expire on June 29, 2013 unless earlier exchanged or redeemed.

The rights issued pursuant to the Rights Agreement are in all respects subject to and governed by the provisions of the Rights Agreement, as amended. Copies of the Rights Agreement are available free of charge from the Company. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as an exhibit hereto and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

4.1	Amendment No. 1, dated as of April 1, 2013 (the “Amendment”), to the Rights Agreement, dated as of August 15, 2008 (the “Rights Agreement”), by and between PMFG, Inc. and Computershare Shareowner Services, LLC (formerly known as Mellon Investor Services LLC), as Rights Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMFG, INC.

By:	/s/ Melissa G. Beare
Melissa G. Beare
Vice President, General Counsel and Corporate Secretary

Date: April 2, 2013

EXHIBIT INDEX

Number	Exhibit

4.1	Amendment No. 1, dated as of April 1, 2013 (the “Amendment”), to the Rights Agreement, dated as of August 15, 2008 (the “Rights Agreement”), by and between PMFG, Inc. and Computershare Shareowner Services, LLC, (formerly known as Mellon Investor Services LLC), as Rights Agent

4